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
   [X] PLEASE MARK VOTES AS IN THIS EXAMPLE


                                                With-
1.   Election of Director:           For        hold             2.  In their discretion, the  proxies are authorized to vote upon such business as may properly come before the meeting.

     Nominees:  Joseph F. Trustey    [_]        [_]                                                   For    With-
                                                                                                             hold
                                                With-
2.   Amendment of Bylaws             For        hold                                                  [_]    [_]

                                     [_]        [_]

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RECORD DATE SHARES:

                                                                      I plan to attend in person                                [_]

                                                                      I do not plan to attend in person                         [_]

Please be sure to sign and date this Proxy.   Date:_______            Mark box at right if comments or address change
                                                                      have been noted on the reverse side of this card     [_]

Shareholder sign here______________Co-owner sign here______________


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DETACH CARD
                        SUBURBAN OSTOMY SUPPLY CO., INC.

     DEAR STOCKHOLDER:

     PLEASE TAKE NOTE OF THE IMPORTANT INFORMATION ENCLOSED with this Proxy ballot. There are some issues related to the management and operation of
     your Company that require your attention and approval.   These are
     discussed in detail in the enclosed proxy materials.

     Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

     Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

     Your vote must be received prior to the 1997 Special Meeting in Lieu of Annual Meeting of Stockholders, February 19, 1997.

     Thank you in advance for your prompt consideration of these matters.

     Sincerely,


     Suburban Ostomy Supply Co., Inc.

PROXY                                                           PROXY
                       SUBURBAN OSTOMY SUPPLY CO., INC.
        1997 SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS
                              FEBRUARY 19, 19967

The undersigned hereby appoints Donald H. Benovitz and Stephen N. Aschettino, and each of them, with full power and substitution, proxies to represent the undersigned at the 1997 Special Meeting of Stockholders of Suburban Ostomy Supply Co., Inc. to be held on February 19, 1997 at 10:00 a.m., at the offices of Hutchins, Wheeler & Dittmar, 101 Federal Street, Boston, Massachusetts, and at any adjournment or adjournments thereof, to vote in the name and place of the undersigned, with all powers which the undersigned would possess if personally present, all the shares of SUBURBAN OSTOMY SUPPLY CO., INC. standing in the name of the undersigned upon such business as may properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF DIRECTORS. THE BOARD RECOMMENDS AN AFFIRMATIVE VOTE ON ALL PROPOSALS SPECIFIED. SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AS SET FORTH IN THE PROXY STATEMENT.

   PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED
                                    ENVELOPE

Please sign exactly as your name(s) appear(s) on the Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person

HAS YOUR ADDRESS CHANGED?        DO YOU HAVE COMMENTS?

__________________________       _____________________________

__________________________       _____________________________

__________________________       _____________________________